UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 1, 2019

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 hereof is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

On August 5, 2019, General Moly, Inc. (the “Company”) executed a Securities Purchase Agreement (the “Purchase Agreement”) with Bruce D. Hansen, the Company’s Chief Executive Officer, and Robert I. Pennington, the Company’s Chief Operating Officer (collectively the “Investors”).  Pursuant to the Purchase Agreement, the Investors have agreed to purchase up to $400,000 of convertible shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company.

The Series B Preferred Stock is being issued at a price of $100.00 per share, and each share of the Series B Preferred Stock will be convertible at any time at the holder’s discretion into 500 shares of common stock of the Company.  The Series B Preferred Stock carries a 5% annual dividend, which may be paid, in the Company’s sole discretion, in cash, additional shares of Series B Preferred Stock or a combination thereof.  The Series B Preferred Stock will vote together with the Company’s common stock as a single class on an as-converted basis.  The Series B Preferred Stock is mandatorily redeemable at such time that the Company’s senior convertible promissory notes issued in December 2014 become due and payable in accordance with their terms, as such terms may be modified from time to time.

On August 5, 2019, the Company notified the Investors that the closing date under the Purchase Agreement will be August 7, 2019.  The closing will be in the amount of $400,000 of Preferred Stock, or 4,000 shares, as follows:

Investor Name	Number of Shares of Series B Preferred Stock
Bruce D. Hansen	3600
Robert I. Pennington	400

The offer, issuance and sale of the Series B Preferred Stock is being made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. In accordance with the Company’s policies for approving related party transactions, this transaction was approved by the Audit Committee of the Company’s Board of Directors, as well as the disinterested members of the full Board of Directors.

The foregoing description of the Purchase Agreement does not purport and is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2019, the Company filed a Certificate of Designations (the “Certificate of Designations”) to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.  The Certificate of Designations establishes the designations, preferences, powers and rights of the Series B Preferred Stock.

A copy of the Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01                   Other Events

On August 1, 2019, the Company issued a press release announcing the investment by the Investors in the Series B Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series B Preferred Stock.
10.1

Securities Purchase Agreement dated effective August 5, 2019, by and among General Moly, Inc. and each of the persons whose names are set forth on the Schedule of Investors attached thereto as Exhibit A.

99.1	Press Release of General Moly, Inc. dated August 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: August 7, 2019	By:	/s/ Amanda Corrion
Amanda Corrion
Principal Accounting Officer